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                                                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of our report dated February 1, 2000, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. (successor to The Lincoln Electric Company) and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999:

         Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 1998 Stock Option Plan (Form S-8 No. 333 - 58305)

         Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan (Form S-8 No. 033 - 64187)

         Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company 1988 Incentive Equity Plan (Form S-8 No. 033 - 25210)

         Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for the 1995 Lincoln Stock Purchase Plan (Form S-8 No. 033 - 64189)



                                                             ERNST & YOUNG LLP


Cleveland, Ohio
March 28, 2000


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